MANAGEMENT AGREEMENT

AGREEMENT made this          day of                     , 2005 by and between MANAGED ACCOUNT SERIES, a Delaware statutory trust (the “Trust”), on behalf of each series listed on Schedule A hereto (each a “Portfolio”) and FUND ASSET MANAGEMENT, L.P., a Delaware limited partnership (hereinafter referred to as the “Adviser”).

W I T N E S S E T H :

WHEREAS, the Trust is engaged in business as an open-end investment company registered under the Investment Company Act of 1940, as amended (hereinafter referred to as the “Investment Company Act”);

WHEREAS, the Board of Trustees of the Trust (the “Trustees”) are authorized to establish separate series relating to separate portfolios of securities, each of which may offer separate classes of shares;

WHEREAS, the Trustees have established and designated each Portfolio as a series of the Trust;

WHEREAS, the Adviser is engaged principally in rendering management and investment advisory services and is registered as an investment adviser under the Investment Advisers Act of 1940;

WHEREAS, the each Portfolio desires to retain the Adviser to render management and investment advisory services to the Trust in the manner and on the terms hereinafter set forth;

WHEREAS, the Trust desires to retain the Adviser to provide management and investment advisory services to each Portfolio, in the manner and on the terms and conditions hereinafter set forth; and

WHEREAS, the Adviser is willing to provide management and investment advisory services to the Trust and each Portfolio on the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, the Trust and the Adviser hereby agree as follows:

ARTICLE I

DUTIES OF THE ADVISER

The Trust hereby employs the Adviser to act as an investment manager and investment adviser of each Portfolio and to furnish or arrange for affiliates to furnish, the management and investment advisory services described below, subject to policies of, review by and overall control of the Trustees, for the period and on the terms and conditions set forth in this Agreement. The Adviser hereby accepts such employment and agrees during such period, at its own expense, to render, or arrange for the rendering of, such services and to assume the obligations herein set forth on the terms provided for herein. The Adviser and its affiliates shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Trust or a Portfolio in any way or otherwise be deemed an agent of the Trust or a Portfolio.

(a) Management Services. The Adviser shall perform, or arrange for the performance by affiliates of, the management and administrative services necessary for the operation of the Trust to the extent required by the Portfolios, including administering shareholder accounts and handling shareholder relations. The Adviser shall provide the Trust with office space, equipment and facilities and such other services as the Adviser, subject to review by the Trustees, shall from time to time determine to be necessary or useful to perform its obligations under this Agreement. The Adviser shall also, on behalf of the Trust, conduct relations with custodians, depositories, transfer agents, dividend disbursing agents, other servicing agents, accountants, attorneys, underwriters, brokers and dealers, corporate fiduciaries, insurers, banks and such other persons in any such other capacity deemed to be necessary or desirable. The Adviser shall generally monitor each Portfolio’s compliance with investment policies and restrictions as set forth in the current registration statement relating to the Trust under the Investment Company Act (the “Registration Statement”). The Adviser may retain an affiliate or third party to assist it in monitoring such policies and restrictions. The Adviser shall make reports to the Trustees of its performance of the obligations hereunder and furnish advice and recommendations with respect to such other aspects of the business and affairs of the Trust relating to each Portfolio as it shall determine to be desirable.

(b) Investment Advisory Services. The Adviser shall provide (or arrange for affiliates to provide) each Portfolio with such investment research, advice and supervision as the latter may from time to time consider necessary for the proper supervision of the Portfolio, shall furnish continuously an investment program for the Portfolio and shall determine from time to time which securities shall be purchased, sold or exchanged and what portion of the assets of the Portfolio’s portfolio shall be held in the various securities in which the Portfolio invests, options, futures, options on futures or cash, subject always to the restrictions set forth in the Declaration of Trust and By-Laws of the Trust, as amended from time to time, the provisions of the Investment Company Act and the statements relating to the Portfolio’s investment objective, investment policies and investment restrictions as the same are set forth in the Trust’s Prospectus and Statement of Additional Information. The Adviser shall also make decisions for the Portfolio as to the manner in which voting rights, rights to consent to corporate action and any other rights pertaining to the Portfolio’s portfolio securities shall be exercised. Should the Trustees at any time, however, make any definite determination as to investment policy and notify the Adviser thereof in writing, the Adviser shall be bound by such determination for the period, if any, specified in such notice or until similarly notified that such determination has been revoked. The Adviser shall take, on behalf of the Trust, all actions that it deems necessary to implement the investment policies determined as provided above, and in particular to place all orders for the purchase or sale of portfolio securities for the Portfolio’s account with brokers or dealers selected by it, and to that end, the Adviser is authorized as the agent of the Trust to give instructions to the custodian of the Portfolio as to deliveries of securities and payments of cash for the account of the Trust. In connection with the selection of such brokers or dealers and the placing of such orders with respect to assets of the Portfolio, the Adviser is directed at all times to seek to obtain execution and price within the policy guidelines determined by the Trustees as set forth in the Prospectus and Statement of Additional Information that form a part of the Trust’s Registration Statement. Subject to this requirement and the provisions of the Investment Company Act, the Securities Exchange Act of 1934, as amended, and other applicable provisions of law, the Adviser may select brokers or dealers with which it or the Trust is affiliated.

(c) Affiliated Sub-Advisers. In carrying out its responsibilities hereunder, the Adviser may employ, retain or otherwise avail itself of the services of other persons or entities, including, without limitation, affiliates of the Adviser, on such terms as the Adviser shall determine to be necessary, desirable or appropriate. However, if the Adviser chooses to retain or avail itself of the services of another person or entity to manage assets of a Portfolio, such other person or entity must be (i) an affiliate of the Adviser, (ii) retained at the Adviser’s own cost and expense, and (iii) retained subject to the requirements of Section 15 of the Investment Company Act. Retention of one or more affiliated sub-advisers, or the employment or retention of other persons or entities to perform services, shall in no way reduce the responsibilities or obligations of the Adviser under this Agreement, and the Adviser shall be responsible for all acts and omissions of such affiliated sub-advisers, or other persons or entities, in connection with the performance of the Adviser’s duties hereunder.

(d) Notice Upon Change in Partners of Adviser. The Adviser is a limited partnership and its limited partner is Merrill Lynch & Co., Inc. and its general partner is Princeton Services, Inc. The Adviser will notify the Trust of any change in the membership of the partnership within a reasonable time after such change.

ARTICLE II

ALLOCATION OF CHARGES AND EXPENSES

(a) The Adviser. The Adviser assumes and shall pay for maintaining the staff and personnel necessary to perform its obligations under this Agreement, and shall at its own expense, provide the office space, equipment and facilities that it is obligated to provide under Article I hereof. The Adviser shall pay, or cause affiliates to pay, all compensation of officers of the Trust and all Trustees who are affiliated persons of the Adviser or any sub-adviser, or an affiliate of the Adviser or any sub-adviser.

(b) The Trust. The Trust assumes and shall pay or cause to be paid all other expenses of the Trust (except for the expenses paid by FAM Distributors, Inc. (the “Distributor”)), including, without limitation: organizational costs, redemption expenses, expenses of portfolio transactions, expenses of registering shares under federal and state securities laws, pricing costs (including the daily calculation of net asset value), expenses of printing shareholder reports, stock certificates (if any), prospectuses and statements of additional information, Securities and Exchange Commission fees, interest, taxes, custodian and transfer agency fees, fees and actual out-of-pocket expenses of Trustees who are not affiliated persons of the Adviser or any sub-adviser, or of an affiliate of the Adviser or any sub-adviser, fees for legal and auditing services, litigation expenses, costs of printing proxies and other expenses related to shareholder meetings, and other expenses properly payable by the Trust. It is also understood that if the Adviser or any of its affiliates provide accounting services to the Trust and/or the

Portfolios, the Trust shall reimburse the Adviser or any of its affiliates for their costs in providing such accounting services to the Trust and the Portfolios. The Distributor will pay certain of the expenses of the Trust incurred in connection with the continuous offering of shares of each Portfolio.

ARTICLE III

COMPENSATION OF THE ADVISER

(a) Management Fee. For the services rendered, the facilities furnished and expenses assumed by the Adviser, the Trust shall pay to the Adviser at the end of each calendar month a fee at the annual rate set forth next to each Portfolio’s name in Schedule A hereto of the average daily net assets of each Portfolio commencing on the day following effectiveness hereof, as determined and computed in accordance with the description of the determination of net asset value contained in the Registration Statement. If this Agreement becomes effective subsequent to the first day of a month or shall terminate before the last day of a month, compensation for that part of the month this Agreement is in effect shall be prorated in a manner consistent with the calculation of the fee as set forth above.

(b) Fee Payment. Payment of the Adviser’s compensation for the preceding month shall be made as promptly as possible after completion of the computations contemplated by Article III(a) above. During any period when the determination of net asset value is suspended by the Board of Trustees, the average net asset value of a share for the last business day prior to such suspension shall for this purpose be deemed to be the net asset value at the close of each succeeding business day until it is again determined.

ARTICLE IV

LIMITATION OF LIABILITY OF THE ADVISER

The Adviser shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the management of the Trust and each Portfolio, except for willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder. As used in this Article IV, the term “Adviser” shall include any affiliates of the Adviser performing services for the Trust or each Portfolio contemplated hereby and the partners, shareholders, directors, officers and employees of the Adviser and such affiliates.

ARTICLE V

ACTIVITIES OF THE ADVISER

The services of the Adviser to the Trust and each Portfolio are not to be deemed to be exclusive, and the Adviser and any person controlled by or under common control with the Adviser (for purposes of Article V referred to as “affiliates”) is free to render services to others.

It is understood that Trustees, officers, employees and shareholders of the Trust and each Portfolio are or may become interested in the Adviser and its affiliates, as directors, officers, employees, partners and shareholders or otherwise and that the Adviser and the directors, officers, employees, partners and shareholders of the Adviser and its affiliates are or may become similarly interested in the Trust or a Portfolio as shareholders or otherwise.

ARTICLE VI

DURATION AND TERMINATION OF THIS CONTRACT

This Agreement shall become effective as of the date first written above and shall remain in force for a period of two years thereafter and thereafter continue from year to year, but only so long as such continuance is specifically approved at least annually by (i) the Trustees, or with respect to each Portfolio, by the vote of a majority of the outstanding voting securities of that Portfolio, and (ii) a majority of those Trustees who are not parties to this Agreement or interested persons of any party to this Agreement cast in person at a meeting called for the purpose of voting on such approval.

This Agreement may be terminated at any time, without the payment of any penalty, by the Trustees or with respect to each Portfolio by vote of a majority of the outstanding voting securities of that Portfolio, or by the Adviser, on sixty days’ written notice to the other party. This Agreement shall automatically terminate in the event of its assignment.

ARTICLE VII

AMENDMENTS OF THIS AGREEMENT

This Agreement may be amended by the parties only if such amendment is specifically approved (i) by the vote of the Board of Trustees of the Trust, including a majority of those Trustees who are not parties to this Agreement or interested persons of any party to this Agreement cast in person at a meeting called for the purpose of voting on such approval and (ii) with respect to each Portfolio, where required by the Investment Company Act, by the vote of a majority of outstanding voting securities of that Portfolio.

ARTICLE VIII

DEFINITIONS OF CERTAIN TERMS

The terms “vote of a majority of the outstanding voting securities,” “assignment,” “affiliated person” and “interested person,” when used in this Agreement, shall have the respective meanings specified in the Investment Company Act and the rules and regulations thereunder, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under the Investment Company Act.

ARTICLE IX

GOVERNING LAW

This Agreement shall be construed in accordance with laws of the State of New York and the applicable provisions of the Investment Company Act. To the extent that the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Investment Company Act, the latter shall control.

ARTICLE X

LIMITATION OF OBLIGATIONS OF EACH PORTFOLIO

The obligations of each Portfolio shall be limited to the assets of the Portfolio, shall be separate from the obligations of any other series of the Trust, and a Portfolio shall not be liable for the obligations of any other Portfolio of the Trust.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

MANAGED ACCOUNT SERIES, on behalf of each of its series listed on Schedule A.

By:
Name:
Title:

FUND ASSET MANAGEMENT, L.P.

By:	PRINCETON SERVICES, INC.,
its General Partner

By:
Name:
Title:

SCHEDULE A

SERIES OF MANAGED ACCOUNT SERIES

Name of Series	Fee Rate as a Percentage of Average Daily Net Assets
U.S. Mortgage Portfolio	[ ]%
High Income Portfolio	[ ]%
Global SmallCap Portfolio	[ ]%
Mid Cap Value Opportunities Portfolio	[ ]%